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                                                                   EXHIBIT 10.33

                            THE CIT GROUP FINANCING

                           MASTER SECURITY AGREEMENT

1.   GRANT OF SECURITY INTEREST; DESCRIPTION OF COLLATERAL.

The Debtor named below grants to Secured Party a security interest in the property described in the Schedules of Indebtedness and Collateral now or hereafter executed by or pursuant to the authority of the Debtor and accepted by Secured Party in writing (individually, a "Schedule" and collectively, the "Schedules"), along with all present and future attachments and accessories thereto and replacements and proceeds thereof, including amounts payable under any insurance policy, all hereinafter referred to collectively as "Collateral." Each Schedule shall be serially numbered. Unless and only to the extent otherwise expressly provided in a Schedule, no Schedule shall replace any previous Schedule but shall be supplementary to all previous Schedules.

2.   WHAT OBLIGATIONS THE COLLATERAL SECURES.

Each item of Collateral shall secure not only the specific amount which Debtor promises to pay in each Schedule, but also all other present and future indebtedness or obligations of Debtor to Secured Party of every kind and nature arising under this Security Agreement (collectively, the "Obligations").

3.   PROMISE TO PAY; TERMS AND PLACE OF PAYMENT.

Debtor promises to pay Secured Party the amounts set forth on each Schedule at the rate and upon such terms as provided therein.

4.   USE OF COLLATERAL.

Debtor warrants and agrees that the Collateral is to be used primarily for business or commercial purposes (other than agricultural).

Debtor and Secured Party agree that regardless of the manner of affixation, the Collateral shall remain personal property and not become part of the real estate. Debtor agrees to keep the Collateral at the location set forth in the applicable Schedule, and will notify Secured Party promptly in writing of any change in the location of the Collateral within such State, but will not remove the collateral from such State without the prior written consent of Secured Party.

5.   LATE CHARGES AND OTHER FEES.

Any payment not made when due shall, at the option of Secured Party, bear late charges thereon calculated at the rate of 1 1/2% per month, but in no event greater than the highest rate permitted by relevant law. Debtor shall be responsible for and pay to Secured Party a returned check fee, not to exceed the maximum permitted by law, which fee will be equal to the sum of (i) the actual bank charges incurred by Secured Party plus (ii) all other actual costs and expenses incurred by Secured Party. Returned check fees are payable upon demand as Obligations secured by the Collateral under this Security Agreement.

6.   DEBTOR'S WARRANTIES AND REPRESENTATIONS.

To induce Secured Party to enter into this Security Agreement and to make the loans contemplated hereby, Debtor warrants and represents that:

(a) Debtor is justly indebted to Secured Party for the full amount of the Obligations set forth on each Schedule;

(b) except for the security interest granted hereby, the Collateral is free from and will be kept free from all liens, claims, security interests and encumbrances;

(c) Debtor is not aware of any financing statement covering the Collateral or any proceeds thereof on file in favor of anyone other than Secured Party, but if such other financing statement is on file, it will be terminated or subordinated;

(d) all material information supplied and material statements made by Debtor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Security Agreement with respect to this transaction are and shall be true, correct, valid and genuine;

(e) Debtor has full authority to enter into, deliver and perform this Security Agreement and each of the other documents heretofore, now or hereafter executed by Debtor in favor of or delivered to Secured Party in respect to the transactions contemplated by this Security Agreement (collectively, the "Loan Documents") to which it is a party, and in so doing it is not violating its charter or by-laws, any law or regulation or agreement with third parties, and it has taken all such action as may be necessary or appropriate to make this Security Agreement and the other Loan Documents binding upon it;

(f)  the Collateral is new and in good operating condition and repair;

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(g)  Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Debtor has duly qualified and is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions where the character of its properties or the nature of its activities make such qualification necessary;

(h) this Security Agreement is, and each of the other Loan Documents when delivered will be, a legal, valid and binding obligation of Debtor enforceable against it in accordance with their respective terms;

(i) Debtor has all governmental licenses, consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its properties as now owned or leased by it;

(j) there are no actions, suits, proceedings or investigations pending, or to the knowledge or Debtor, threatened, against or affecting Debtor or any of its properties in any court or before any governmental authority or arbitration board or tribunal, that if determined adversely, would have a material adverse effect on its financial condition, business, properties or operations, or its ability to perform its obligations under this Security Agreement and all other Loan Documents to which it is a party;

(k) Debtor has filed all federal, state and local tax returns and other reports it is required by applicable law to file and has paid, or made provision for the payment of, all taxes, assessments, levies, claims or charges upon Debtor, its income or sales or any of its properties that are due and payable;

(l) Debtor has duly complied with, and its properties and business operations are in compliance in all respects with, the provisions of all applicable laws;

(m) no Event of Default (as defined below) exists or will exist or result from the execution and delivery of this Security Agreement or Debtor's performance hereunder;

(n) the balance sheets of Debtor as of March 31, 1996 and the related statements of income, changes in stockholders' equity, and changes in financial position for the period entered on such date, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except for changes in application in which Debtor's independent certified public accountants concur), and present fairly the financial position of Debtor at such dates and the results of Debtor's operations for such periods. Since March 31, 1996 there has been no material change in the condition, financial or otherwise, of Debtor, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse; and

(o) there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Security Agreement.

Debtor warrants to Secured Party that all representations and warranties of Debtor contained in this Security Agreement and all other Loan Documents shall be true at the time of Debtor's execution of this Security Agreement and shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related thereto.


7.   DEBTOR'S AGREEMENTS.

Debtor agrees:

(a) to defend at Debtor's own cost any action, proceeding, or claim affecting the Collateral;

(b) to pay reasonable attorneys' fees and other expenses incurred by Secured Party in enforcing its rights against Debtor under this Security Agreement subsequent to an Event of Default hereunder or the occurrence of an event which with the lapse of time or the giving of notice or both would become an Event of Default;

(c) to pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral or this Security Agreement, and this obligation shall survive the termination of this Security Agreement;

(d) that if a certificate of title be required or permitted by law, Debtor shall obtain such certificate with respect to the Collateral, showing the security interest of Secured Party thereon and in any event do everything necessary or expedient to preserve or perfect the security interest of Secured Party;

(e) that Debtor will not misuse, fail to keep in good repair, secrete or without the prior written consent of Secured Party, sell, rent, lend, encumber or transfer any of the Collateral notwithstanding the Secured Party's right to proceeds;

(f) that Secured Party may enter upon Debtor's premises or wherever the Collateral may be located at any reasonable time to inspect the Collateral and Debtor's books and records pertaining to the Collateral, and Debtor shall assist Secured Party in making such inspection;

(g) that the security interest granted by Debtor to Secured Party shall continue effective irrespective of any retaking or redelivery of any collateral and irrespective of the payment of the Obligations described in any Schedule so long as there are any Obligations of any kind, including obligations under guaranties or assignments, owed by Debtor to Secured Party, provided, however, upon any assignment of any Schedule under this Security Agreement the Assignee shall thereafter be deemed for the purpose of this Paragraph the Secured Party under this Security Agreement with respect to such Schedule;

(h) to preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary;

(i) to comply with all applicable laws and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business;

(j) to notify Secured Party in writing: (i) promptly after Debtor's learning thereof, of the commencement of any litigation or the institution of any administrative proceeding which Debtor reasonably believes, if determined adversely, may materially and adversely affect Debtor's operations, financial condition, properties or business or Secured Party's lien upon any of the Collateral; (ii) promptly after Debtor's learning thereof, of any material default by Debtor under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Debtor exceeding $1,000,000 (iii) promptly after the occurrence thereof, of any Event of Default or any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default; and (iv) promptly after the rendition thereof, of any judgment, order or decree rendered against Debtor in excess of $1,000,000;

(k) to permit Secured Party to communicate directly with any of the following persons and entities concerning Debtor, its business and the Collateral (and Secured Party is irrevocably authorized to communicate with each such persons) upon at least 24 hours' oral or written notice to Debtor (unless an Event of Default exists, in which event no notice shall be required):
     (a) and service bureau, warehousing service, landlords or trade creditors;
     (b) any person employed by the Debtor (but no prior notice shall be required for Secured Party to discuss any matters pertaining to Debtor, its business or the Collateral with any officer of Debtor or attorney for Debtor or any other person designated by an officer of Debtor to deal on a day-to-day basis with Secured Party); and (c) Debtor's present and future independent public accountants; and each of the foregoing is authorized by Debtor to communicate with Secured Party and to disclose to Secured Party any and all matters relating to Debtor, its financial condition and business prospects, and the Collateral;

(l) that Debtor will not enter into any transaction with any person or entity which is a stockholder of Debtor or which directly or indirectly controls, or is controlled by, or is under common control with, Debtor or which beneficially owns or holds 5% or more of any class of voting securities of Debtor, or 5% or more of the voting securities or equity interest of which is beneficially owned or held by Debtor, except in the ordinary course and pursuant to the reasonable requirements of Debtor's business and upon fair and reasonable terms, and, with respect to any such transaction which affects the Collateral, upon fair and reasonable terms which are fully disclosed to Secured Party;

(m) that Debtor will not transfer its principal place of business or chief executive office to any location other than those at which the same is presently kept or maintained, except upon at least sixty (60) days prior written notice to Secured Party and after the delivery to Secured Party of duly executed UCC-1 financing statements, if required by Secured Party, in form satisfactory to Secured Party to perfect or continue the perfection of Secured Party's lien and security interest hereunder;

(n) to cause to be prepared and furnished to Secured Party the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Debtor's certified public accountants concur in any change therein and such change is disclosed to Secured Party and is consistent with GAAP): (i) as soon as possible, but not later than ninety (90) days after the close of each fiscal year of Debtor, unqualified audited financial statements of Debtor as of the end of such year, certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Secured Party; and (ii) as soon as possible, but not later than forty-five (45) days after the end of each of Debtor's fiscal quarters hereafter, unaudited interim financial statements of Debtor as of the end of such quarter and of the portion of Debtor's fiscal year then elapsed, certified by the principal financial officer of Debtor as prepared in accordance with GAAP and fairly presenting the financial position and results of operations of Debtor for such quarter and period. Concurrently with the delivery of the financial statements described in clause (1) of this Paragraph, Debtor shall furnish to Secured Party a copy of the accountants "letter to Debtor's management, if any, that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in this Paragraph, Debtor shall cause to be prepared and furnished to Secured Party a certificate from the chief financial officer of Debtor certifying to Secured Party that to the best of his knowledge, Debtor has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Debtor in this Security Agreement and the other Loan Documents and that no Event of Default has occurred, or, if such Event of Default has occurred, specifying the nature hereof;

(o) that all the covenants and agreements made by Debtor, Coast Resorts, Inc. and Coast West, Inc. in the $175,000,000 13% First Mortgage Notes Indenture dated as of January 30, 1996 (the "Indenture") by and among Debtor, Coast West, Inc., Coast Resorts, Inc., and American Bank National Association as trustee, are incorporated herein and made part hereof as


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     such covenants and agreements were in effect on July 1, 1996 (without giving effect to any waiver or amendment of such covenants and agreements after July 1, 1996 except as provided in the last paragraph of this
     Section 7);

(p) within ten (10) business days of the date of this Security Agreement, to execute and deliver to the Nevada Gaming Commission a report in compliance with Regulation 8.130 of that Commission reporting the loan made under this Security Agreement and the other Loan Documents, and to give simultaneously a copy of the filed report to Secured Party;

(q) it will not declare or pay any dividend (other than a dividend payable in stock of the Debtor) or authorize or make any other distribution on any stock of the Debtor, whether now or hereafter outstanding which would exceed (i) 50% of the Debtor's after tax net profit for the preceding fiscal year or (ii) $3,000,000.00 annually, whichever is less; and

(r) it will not consent or agree to the sale, lease, transfer, conveyance, or other disposition (other than by way of merger or consolidation with Coast Resorts, Inc.) of all or substantially all of the Debtor's assets.

     Debtor's obligation to comply with the covenants and agreements in the Indenture as such covenants and agreements were in effect on July 1, 1996, applies only to amendments which (i) impair Secured Party's rights in the Collateral or (ii) materially impair Debtor's ability to pay the Obligations. With respect to amendments not covered by clauses (i) and (ii), Secured Party agrees that Debtor shall comply with the applicable covenant or agreement as amended. With respect to amendments which (y) do impair Secured Party's rights in the Collateral or (z) do materially impair Debtor's ability to pay the Obligations, such amendments shall be accorded no effect for purposes hereof and Debtor shall comply with the applicable covenant or agreement as if it had not been amended.

     The parties hereto agree that any and all amendments and other modifications of whatever kind to Section 4.09 of the Indenture subsequent to July 1, 1996 shall be deemed to (i) impair Secured Party's rights in the collateral and (ii) materially impair Debtor's ability to pay the Obligations, and shall be accorded no effect for the purposes hereof and Debtor shall comply with Section 4.09 as if it had not been amended or modified.

8.   INSURANCE AND RISK OF LOSS.

All risk of loss, damage to or destruction of the Collateral shall at all times be on Debtor. Debtor will procure forthwith and maintain at Debtor's expense insurance against all risks of loss or physical damage to the Collateral for the full insurable value thereof for the life of this Security Agreement plus breach of warranty insurance and such other insurance thereon in amounts and against such risks as Secured Party may specify, and shall promptly deliver each policy to Secured Party with a standard long-term mortgagee endorsement attached thereto showing loss payable to Secured Party; and providing Secured Party with not less than 30 days written notice of cancellation; each such policy shall be in form, terms and amount and with insurance carriers satisfactory to Secured Party; Secured Party's acceptance of policies in lesser amounts or risks shall not be a waiver of Debtor's foregoing obligations. As to Secured Party's interest in such policy, no act or omission of Debtor or any of its officers, agents, employees or representatives shall affect the obligations of the insurer to pay the full amount of any loss. The insurance maintained by Debtor should be primary without any right of contribution from insurance which may be maintained by Secured Party. Debtor shall be liable for all deductible portions of all required insurance.

Debtor hereby assigns to Secured Party any moneys which may become payable under any such policy of insurance and irrevocably constitutes and appoints Secured Party as Debtor's attorney in fact (a) to hold each original insurance policy, (b) to make, settle and adjust claims under each policy of insurance,
(c) to make claims for any moneys which may become payable under such and other insurance on the Collateral including returned or unearned premiums, and (d) to endorse Debtor's name on any check, draft or other instrument received in payment of claims or returned or unearned premiums under each policy and to apply the funds to the payment of the Obligations owing to Secured Party; provided, however, Secured Party is under no obligation to do any of the foregoing.

Should Debtor fail to furnish such insurance policy to Secured Party, or to maintain such policy in full force, or to pay any premium in whole or in part relating thereto, then Secured Party, without waiving or releasing any default or obligation by Debtor, may (but shall be under no obligation to) obtain and maintain insurance and pay the premium therefor on behalf of Debtor and charge the premium to Debtor's Obligations under this Security Agreement. The full amount of any such premium paid by Secured Party shall be payable by Debtor upon demand, and failure to pay same shall constitute an event of default under this Security Agreement.

9.   EVENTS OF DEFAULT; ACCELERATION.

A VERY IMPORTANT ELEMENT OF THIS SECURITY AGREEMENT IS THAT DEBTOR MAKE ALL ITS PAYMENTS PROMPTLY AS AGREED UPON. IT IS ESSENTIAL THAT THE COLLATERAL REMAIN IN GOOD CONDITION AND ADEQUATE SECURITY FOR THE OBLIGATIONS. EACH OF THE FOLLOWING IS AN EVENT OF DEFAULT UNDER THIS SECURITY AGREEMENT WHICH WILL ALLOW SECURED PARTY TO TAKE SUCH ACTION UNDER THIS PARAGRAPH AND UNDER PARAGRAPH 10 AS IT DEEMS NECESSARY:

(a) Debtor shall fail to pay any installment of principal or interest owing with respect to a Schedule within fifteen (15) days after the due date thereof;
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(b)  Debtor shall fail to pay any of the Obligations not evidenced by a Schedule on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall not be cured within fifteen (15) days after the date on which Secured Party gives to Debtor written notice of Debtor's failure to make such payment on or before the due date thereof;

(c) Debtor breaches any warranty or provision hereof, or of any other Loan Document, any note or of any other instrument or agreement delivered by Debtor to Secured Party in connection with this or any other transaction;

(d) Coast Resorts, Inc. shall fail to comply with the terms of the non-spinoff letter dated October 24, 1996;

(e) it is determined that Debtor has given Secured Party materially misleading information regarding its financial condition;

(f) there shall occur any loss, theft, damage or destruction of Collateral not fully covered by insurance (as required by this Security Agreement and not subject to such deductibles as Secured Party shall have agreed to in writing), or the making of any levy, seizure, or attachment thereof or thereon;

(g) Debtor shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) make an assignment for the benefit of its creditors, or (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (iv) a complaint or petition or answer seeking reorganization or arrangement or any similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state is filed by or against the Debtor and, if filed against the Debtor, continues unstayed and in effect for a period of 60 days, or (v) a court of competent jurisdiction, trustee or conservator shall otherwise assume custody or control of the Debtor or of the whole or any substantial part of its assets;

(h) Debtor fails to maintain any and all licenses, permits, approvals or authorizations of any kind necessary under Nevada statutes or required by the Nevada Gaming Commission to engage in the business of operating a Casino. For the purposes hereof "Casino" shall mean a gaming establishment and other property or assets ancillary thereto or used in connection therewith, including restaurants, hotels, theaters, non-gaming retail businesses, and golf courses and other recreation and entertainment facilities;

(i)  [intentionally left blank]

(j) there shall occur any default or event of default on the part of Debtor under any agreement, document or instrument to which Debtor is a party or by which Debtor or any of its property is bound, creating or relating to any indebtedness;

(k) there shall occur any material adverse change in the financial condition or business prospects of Debtor;

(l) Debtor, Coast Resorts, Inc., or Coast West, Inc. shall breach any of the covenants set forth in the Indenture in effect on July 1, 1996 (without giving effect to any waiver or amendment of any such covenant on or after July 1, 1996 except as provided in the last paragraph of Section 7 and without regarding whether the payment or maturity of the indebtedness incurred under the indenture is accelerated in consequence of such breach);

(m) there shall occur any default or event of default on the part of Coast Resorts, Inc. under any agreement, document or instrument (other than the indenture and related documents) to which it is a party or by which it or any of its property is bound, provided Coast Resorts, Inc.'s obligations owing upon such default under or related to such agreement, document or instrument exceeds $5,000,000 or its foreign currency equivalent; and

(n) there shall occur any Event of Default on the part of Coast Resorts, Inc., under the Stock Pledge and Security Agreement (the "Pledge Agreement") dated as of January 30, 1996, (as Event of Default is defined in such Pledge Agreement) in favor of American Bank National Association as trustee ("Trustee"), and as a result thereof, such Trustee exercises any rights or remedies with regard to Shareholder's Stock (as such term is defined in the Pledge Agreement).

IF AN EVENT OF DEFAULT SHALL OCCUR, THE OBLIGATIONS DESCRIBED IN EACH SCHEDULE AND ALL OTHER OBLIGATIONS THEN OWING BY DEBTOR TO SECURED PARTY UNDER THIS OR ANY OTHER PRESENT OR FUTURE AGREEMENT SHALL, IF SECURED PARTY SHALL SO ELECT, BECOME IMMEDIATELY DUE AND PAYABLE. AFTER ACCELERATION:

(a) the unpaid principal balance of the Obligations described in any Schedule in which interest has been precomputed shall bear interest at the rate of 18% per annum (or, if less, the maximum rate permitted by law) until paid in full; and

(b) the unpaid principal balance of the Obligations described in any Schedule in which interest has not been precomputed shall bear interest at the same rate as before acceleration until paid in full.

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In no event shall the Debtor upon demand by Secured Party for payment of the
Obligations, by acceleration of the maturity thereof or otherwise, be obligated to pay any interest in excess of the amount permitted by law. Any acceleration of the Obligations, if elected by Secured Party, shall be subject to all applicable laws, including laws relating to rebates and refunds of unearned charges.

Secured Party agrees that notwithstanding anything herein to the contrary, it shall not exercise its remedies pursuant to Section 10 with respect to Events of Default under clauses (c) through (l), with the exception of clauses (g) and clause (c) as applied to Section 7(o), unless (i) Secured Party first notifies Debtor that such Event of Default has occurred and (ii) permits Debtor fifteen
(15) days to cure such Event of Default. With respect to clause (g), Secured Party is not required to give notice prior to declaring an Event of Default, and the cure periods applicable thereto are set forth therein. With respect to clause (l) and clause (c) as applied to Section 7(o), an Event of Default shall not be deemed to have occurred until Debtor shall have failed to cure the default under the Indenture within a reasonable period. If such default is not curable within a reasonable time period, Debtor shall provide Secured Party with such additional documents, security or assurances as Secured Party shall reasonably request.

10. SECURED PARTY'S REMEDIES AFTER DEFAULT; CONSENT TO ENTER PREMISES.

Upon the occurrence of an Event of Default (and the failure of Debtor to remedy such Event of Default during the time period, if any, provided Debtor to remedy such Event of Default) and at any time thereafter, Secured Party shall have all the rights and remedies of a Secured Party under the Uniform Commercial Code and any other applicable laws, including the right to any deficiency remaining after disposition of the Collateral for which Debtor hereby agrees to remain fully liable. Debtor agrees that Secured Party, by itself or its Agent, may without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the real or apparent control of Debtor or any Agent of Debtor where the Collateral may be or where Secured Party believes the Collateral may be, and disassemble, render unusable and/or repossess all or any item of the Collateral, disconnecting and separating all Collateral from any other property and using all force necessary. Debtor expressly waives all further rights to possession of the Collateral after default and all claims for injuries suffered through or loss caused by such entering and/or repossession. Secured Party may require Debtor to assemble the Collateral and return it to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

Secured Party may sell or lease the Collateral at a time and location of its choosing provided that the Secured Party acts in good faith and in a commercially reasonable manner. Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition of the Collateral is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown herein at least ten days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling and the like shall include reasonable attorneys' fees and other legal expenses. Debtor understands that Secured Party's rights are cumulative and not alternative.

Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit.

The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) business days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Debtor and Guarantor shall remain liable to Secured Party therefor.

11. WAIVER OF DEFAULTS; AGREEMENT INCLUSIVE.

Secured Party may in its sole discretion waive an Event of Default, or cure, at Debtor's expense, an Event of Default. Any such waiver in a particular instance or of a particular Event of Default shall not be a waiver of any other Events of Default or the same kind of default at another time. No modification or change in this Security Agreement or any related note, instrument or agreement shall bind Secured Party unless in writing signed by Secured Party. No oral agreement shall be binding.

12. FINANCING STATEMENTS; CERTAIN EXPENSES.

If permitted by law, Debtor authorizes Secured Party to file a financing statement with respect to the Collateral signed only by Secured Party, and to file a carbon, photocopy or other reproduction of this Security Agreement or of a financing statement. At the request of Secured Party, Debtor will execute any financing statements, agreements or documents, in form satisfactory to Secured Party which Secured Party may deem necessary or advisable to establish and maintain a perfected security interest in the Collateral.

13. WAIVER OF DEFENSES ACKNOWLEDGMENT.

If Secured Party assigns a Schedule under this Security Agreement to a third party ("Assignee"), then after such assignment:

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(a)  Debtor will make all payments due under such Schedule directly to such
     Assignee at such place as Assignee may from time to time designate in writing;

(b) Debtor agrees that it will settle all claims, defenses, setoffs and counterclaims it may have against Secured Party directly with Secured Party and will not set up any such claim, defense, setoff or counterclaim against Assignee, Secured Party hereby agreeing to remain responsible therefor;

(c) Secured Party shall not be Assignee's agent for any purpose and shall have no authority to change or modify such Schedule or any related document or instrument; and

(d) Assignee shall have all of the rights and remedies of Secured Party hereunder with respect to such assigned Schedule but none of Secured Party's obligations.

14.  MISCELLANEOUS.

Debtor waives all exemptions. Secured Party may correct patent errors herein and fill in such blanks as serial numbers, date of first payment and the like. Any provisions hereof contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof.

Debtor and Secured Party each hereby waive any right to a trial by jury in any action or proceeding with respect to, in connection with, or arising out of this Security Agreement, or any note or document delivered pursuant to this Security Agreement. Except as otherwise provided herein or by applicable law, the Debtor shall have no right to prepay the indebtedness described in any Schedule. Debtor acknowledges receipt of a true copy and waives acceptance hereof.

If Debtor is a corporation, this Security Agreement is executed pursuant to authority of its Board of Directors. Except where the context otherwise requires, "Debtor" and "Secured Party" include the heirs, executors or administrators, successors or assigns of those parties; nothing herein shall authorize Debtor to assign this Security Agreement or its rights in and to the Collateral. If more than one Debtor executes this Security Agreement, their obligations under this Security Agreement shall be joint and several.

If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in this Security Agreement or in any other agreement made in connection with this transaction, it is agreed that:

(a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon this Security Agreement or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law and any excess shall be credited to the Debtor; and

(b) If Secured Party elects to accelerate the maturity of, or if Secured Party permits Debtor to prepay the Obligations described in Paragraph 3, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in this Security Agreement or otherwise, shall be credited to Debtor automatically as of the date of acceleration or prepayment.

Debtor hereby agrees to indemnify Secured Party and hold Secured Party harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Secured Party as the result of Debtor's failure to observe, perform or discharge Debtor's duties hereunder. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Secured Party, but including, without limitation, any intangibles taxes, stamp taxes, recording taxes, documentary taxes or franchise taxes) shall be payable by Secured Party or Debtor on account of the execution or delivery of this Security Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Debtor will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Secured Party harmless from and against liability in connection therewith. The obligations of Debtor under this Paragraph shall survive the payment in full of the Obligations and the termination of this Security Agreement.

This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or three (3) business days after deposit in the U.S. mail, postage prepaid, or in the case of facsimile transmission, when received at the office of the noticed party, addressed as follows:

          (A)  If to Secured Party:     The CIT Group/Equipment
                                        Financing, Inc.
                                        900 Ashwood Parkway
                                        Suite 600
                                                                          6 of 8

                         Atlanta, Georgia 30338
                         Attention: VP Credit
                         Telecopier No.: (404) 551-7865

(B)  If to Debtor:       Coast Hotels and Casinos, Inc.
                         4500 W. Tropicana Avenue
                         Las Vegas, Nevada 89103
                         Attention: Harlan Braaten, President
                         Telecopier: ________________

     with copies to:     Coast Resorts, Inc.
                         4000 W. Flamingo Road
                         Las Vegas, Nevada 89103
                         Attention: Barry Lieberman
                         Telecopier: (702) 351-3515


or to such other address as each party may designate for itself by like notice given in accordance with this Paragraph (and Debtor shall be authorized to designate another address for Coast Resorts, Inc.). Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

This Security Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

This Security Agreement has been delivered at, and shall be effective when accepted by Secured Party in Atlanta, Georgia. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Debtor waives (i) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all guaranties at any time held by Secured Party on which Debtor may in any way be liable and hereby ratifies and confirms whatever Secured Party may do in this regard; (ii) any right Debtor may have upon payment in full of the Obligations to require Secured Party to terminate its security interest in the Collateral or in any other property of Debtor until termination of this Security Agreement in accordance with its terms and the execution by Debtor, and by any person whose loans to Debtor are used in whole or in part to satisfy the Obligations, of any agreement indemnifying Secured Party from any loss or damage Secured Party may incur as the result of dishonored checks or other items of payment received by Secured Party from Debtor; and (iii) notice of acceptance hereof.

15.  SPECIAL PROVISIONS.

Prepayment of the obligations under any Schedule shall be permitted as set forth in such Schedule.



                                                                          7 of 8

Dated as of October 24, 1996



Secured Party:                               Debtor:

THE CIT GROUP/EQUIPMENT FINANCING, INC.      COAST HOTELS AND CASINOS, INC.


By /s/ J.E. Palmer                          By  /s/ Harlan Braaten
  -------------------------------              -------------------------------


              J.E. Palmer
       Senior Credit Operations
Title           Manager                      Title      President & CEO
     ----------------------------                 -----------------------------




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